                            LOAN AGREEMENT


                                Between



                           GILMAN CMG, INC.




                                  and




                  JW CHARLES FINANCIAL SERVICES, INC.



                         Dated:  May 15, 1995



















6960WRE.4

                           TABLE OF CONTENTS

                                                                  Page


ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II - TERM OF LOAN; CLOSING  . . . . . . . . . . . . . . .    3

     Section 2.1    Conversion of Existing Notes  . . . . . . . .    3
     Section 2.2    Interest Rate and Interest and Principal
                    Payment Schedule  . . . . . . . . . . . . . .    3
     Section 2.3    Late Charge; Default Interest Rate  . . . . .    3
     Section 2.4    Intent Not to Commit Usury  . . . . . . . . .    3
     Section 2.5    Closing . . . . . . . . . . . . . . . . . . .    3

ARTICLE III - BORROWER'S REPRESENTATIONS AND WARRANTIES . . . . .    4

     Section 3.1    Organization and Standing . . . . . . . . . .    4
     Section 3.2    Corporate Power and Authority . . . . . . . .    4
     Section 3.3    Valid and Binding Obligation  . . . . . . . .    4
     Section 3.4    No Legal Bar  . . . . . . . . . . . . . . . .    5
     Section 3.5    Litigation  . . . . . . . . . . . . . . . . .    5
     Section 3.6    Consent or Filing . . . . . . . . . . . . . .    5
     Section 3.7    Disclosure  . . . . . . . . . . . . . . . . . .  5

ARTICLE IV - CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . .  5

     Section 4.1    Correctness of Warranties . . . . . . . . . . .  6
     Section 4.2    Corporate Documents . . . . . . . . . . . . . .  6
     Section 4.3    Certificate of Resolutions and Incumbency . . .  6

ARTICLE V - BORROWER'S COVENANTS  . . . . . . . . . . . . . . . . .  6

     Section 5.1    Corporate Existence and Qualification . . . . .  6
     Section 5.2    Financial Statements; SEC Reports . . . . . . .  7
     Section 5.3    Taxes and Claims  . . . . . . . . . . . . . . .  7
     Section 5.4    Books and Records . . . . . . . . . . . . . . .  7
     Section 5.5    Inspection by Lender; Audits  . . . . . . . . .  7
     Section 5.6    Pay Indebtedness to Lender and Perform Other
                    Covenants . . . . . . . . . . . . . . . . . . .  8
     Section 5.7    Litigation  . . . . . . . . . . . . . . . . . .  8
     Section 5.8    Defaults or Assessments . . . . . . . . . . . .  8
     Section 5.9    Change of Name, Principal Place of Business,
                    Etc.  . . . . . . . . . . . . . . . . . . . . .  8
     Section 5.10   Indebtedness  . . . . . . . . . . . . . . . . .  8
















6960WRE.4                             -i-

ARTICLE VI - EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . .  9

     Section 6.1    Immediate Acceleration  . . . . . . . . . . . .  9
     Section 6.2    Discretionary Acceleration  . . . . . . . . .   10
     Section 6.3    Waiver of Default . . . . . . . . . . . . . .   11

ARTICLE VII - REMEDIES FOR DEFAULT  . . . . . . . . . . . . . . .   12

     Section 7.1    Action for Enforcement  . . . . . . . . . . .   12
     Section 7.2    Rights and Remedies Cumulative  . . . . . . .   12
     Section 7.3    Rights and Remedies Not Waived  . . . . . . .   12

ARTICLE VIII - MISCELLANEOUS  . . . . . . . . . . . . . . . . . .   12

     Section 8.1    Notices . . . . . . . . . . . . . . . . . . .   12
     Section 8.2    Further Assurances  . . . . . . . . . . . . .   13
     Section 8.3    Severability  . . . . . . . . . . . . . . . .   13
     Section 8.4    Counterparts  . . . . . . . . . . . . . . . .   14
     Section 8.5    Interpretation  . . . . . . . . . . . . . . .   14
     Section 8.6    Conflict  . . . . . . . . . . . . . . . . . .   14
     Section 8.7    Headings  . . . . . . . . . . . . . . . . . .   14
     Section 8.8    Jurisdiction and Venue  . . . . . . . . . . .   14
     Section 8.9    Written Amendments, Etc. Only . . . . . . . .   15
     Section 8.10   Governing Law; Benefit  . . . . . . . . . . .   15
     Section 8.11   Enforcement Costs . . . . . . . . . . . . . .   15
     Section 8.12   WAIVER OF JURY TRIAL  . . . . . . . . . . . .   15
     Section 8.13   Authorized Representatives of Lender  . . . .   16


















6960WRE.4                            -ii-

                            LOAN AGREEMENT


     THIS LOAN AGREEMENT is made and effective this 15th day of May 1995, by and between GILMAN CMG, INC., a Delaware corporation
(hereinafter "Lender"), and JW CHARLES FINANCIAL SERVICES, INC., a Florida corporation (hereinafter "Borrower").

                              WITNESSETH:

     WHEREAS, Borrower has two outstanding loans from Lender, each in the principal amount of $2,500,000 and each evidenced by a promissory note of Borrower that is now otherwise due and payable (the "Existing Notes"), and Borrower desires that Lender convert such loans to a single $5,000,000 term loan (the "Loan") and provide for repayment of the Loan in installments over a five-year term beginning with the first business day after the date hereof; and

     WHEREAS, Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                               ARTICLE I

                              DEFINITIONS

     As used in this Loan Agreement, the Exhibits and Schedules attached hereto, if any, and any Loan Document executed incidental thereto, the following terms shall have the following meanings unless the context otherwise requires:

     "Affiliate" means, with respect to any person, any other person who controls, is controlled by, or is under common control with, the subject person, whether a result of stock or other security ownership, contract rights, or one or more positions held. Without limiting the foregoing, any person who is a director, general partner, executive officer (as defined for purposes of Regulation S-K under the Securities Exchange Act of 1934, as amended), or beneficial owner of securities representing 25% or more of the outstanding voting power (with respect to the election of directors or persons who constitute the governing body) of an entity is deemed to be an Affiliate of the entity, and the entity is deemed to be an Affiliate of such person.

     "Agreement" means this Loan Agreement, as the same may be amended, supplemented, or otherwise modified from time to time in writing in accordance with the provisions hereof.






6960WRE.4                             -1-

     "Default" means any of the events specified in Sections 6.1 and
6.2 herein, whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied.

     "Event of Default" means any of the events specified in Sections
6.1 and 6.2 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "GAAP" means generally accepted accounting principles as applicable from time to time in the United States; each requirement herein of compliance with GAAP means compliance on a consistent application basis from period to period and with respect to the same or similar items for which GAAP might otherwise permit alternative treatments.

     "Loan" means the aggregate $5,000,000 principal amount, upon conversion of the Existing Notes as described in Section 2.1, deemed advanced by Lender to Borrower pursuant to this Agreement and evidenced by the Term Note.

     "Loan Documents" means this Agreement, the Term Note, and all other documents, agreements, instruments, or certificates delivered to Lender in connection with the Loan (whether at, prior to, or after the Closing).

     "Principal Subsidiaries" means the three Subsidiaries of Borrower, and any successors thereto, identified in Section 5.1.

     "Requirement of Law" means the Restated Articles of Incorporation and Bylaws or other organizational or governing documents of a given entity, and any law, treaty, rule or regulation, or determination of any arbitrator or court or other governmental authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject.

     "Subsidiary", as to one corporation or entity, means a second corporation or other entity of which shares of stock or other ownership interests having voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons performing similar functions for such entity, are owned, directly or indirectly, by the first corporation or entity.

     "Term Note" means the instrument, in substantially the form of Exhibit A hereto, from Borrower evidencing the Loan.












6960WRE.4                             -2-

                              ARTICLE II

                        TERMS OF LOAN; CLOSING

     Section 2.1    Conversion of Existing Notes

     At the Closing, (a) Lender shall cancel the Existing Notes and the theretofore outstanding aggregate principal amount of $5,000,000 under the Existing Notes shall be deemed converted into and shall constitute the Loan, and (b) Borrower shall execute and deliver to Lender the Term Note in substantially the form of Exhibit A hereto.

     Section 2.2    Interest Rate and Interest and Principal Payment
Schedule

     The Loan shall bear interest on the principal amount outstanding from time to time at the rate of ten percent (10%) per annum, calculated on the basis of a 365 or 366-day year, as applicable, for the actual number of days elapsed. Interest shall be paid quarterly, in arrears, on the unpaid principal balance from time to time outstanding, on the 15th day of each January, April, July, and October, commencing July 15, 1995. The principal of the Loan shall be paid $1,000,000 on the first business day after the date hereof, and thereafter in installments of $250,000 on the 15th day of each July, October, January and April until paid in full. The Loan may be prepaid from time to time, in whole or in part, without penalty or premium.

     Section 2.3    Late Charge; Default Interest Rate

     A late charge equal to three percent (3%) of any installment of interest or principal that is not paid within fifteen (15) days of the date when the same becomes due must be included with any such late payment. At any time or times during which an Event of Default shall then exist, Lender shall be entitled to declare that the interest rate under the Term Note shall be equal to the maximum rate of interest permitted by applicable law.

     Section 2.4    Intent Not to Commit Usury

     Borrower does not intend or expect to pay, nor does Lender intend or expect to charge or collect, any interest under the Term Note, this Agreement, or any other instrument executed in connection herewith, greater than the maximum legal rate of interest that may be charged under applicable law. Should any event result in the computation or earning of interest in excess of such maximum legal rate, any and all such excess shall be refunded to Borrower. Notwithstanding anything to the contrary contained in this Agreement, the Term Note, or any other instrument delivered in connection herewith, the amount of interest due under the terms thereof shall in no event exceed the maximum amount of interest permitted to be charged by law.

6960WRE.4                             -3-

     Section 2.5    Closing

     Subject to Borrower's satisfaction of (or Lender's waiver of) the conditions set forth in Article IV, the Loan shall be made by Lender, and the Term Note shall be delivered by Borrower, all as contemplated by Section 2.1 (the "Closing") as promptly as practicable following the execution and delivery of this Agreement by the parties, and may occur simultaneously therewith (whenever so occurring, the "Closing Date"). The Closing shall take place at 11:00 A.M., Eastern Time, at the executive officers of Borrower at Suite 320, 980 North Federal Highway, Boca Raton, Florida 33432, or at such other time and place (and in such logistical manner) as Borrower and Lender shall mutually agree, including via teleconference with initial deliveries of documentation by telecopy transmissions to be followed mail or courier deliveries of corresponding original versions of such documentation. On the Closing Date, (a) Lender shall mark the Existing Notes "CANCELLED" and deliver the same to Borrower or its authorized representative; and (b) Borrower shall execute and deliver the Term Note to Lender or its authorized representative.

                              ARTICLE III

               BORROWER'S REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, Borrower makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as the Term Note remains unpaid:

     Section  3.1   Organization and Standing

     Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification and would be materially and adversely affected in the absence thereof. Borrower and each of its Subsidiaries is in compliance with all applicable law and regulations governing the conduct of their respective businesses and governing consummation of the transactions contemplated herein, except for any such failures to so comply that will or do not, singly or in the aggregate, have a material adverse effect on the business, assets, financial conditions, operations, or prospects of Borrower and the Subsidiaries taken as a whole.

     Section 3.2    Corporate Power and Authority

     The execution, delivery, and performance hereof by Borrower are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of law or the terms of its Restated Articles of Incorporation or Bylaws or any amendment thereto, or any indenture, agreement, or undertaking to which Borrower is a party or by which it is bound.


6960WRE.4                             -4-

     Section 3.3    Valid and Binding Obligation

     This Agreement and the Term Note, constitute (or will constitute when executed) the legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy and insolvency laws and laws affecting creditors' rights and the enforcement thereof generally.

     Section 3.4    No Legal Bar

     The execution, delivery, and performance of this Agreement, the other Loan Documents, and the borrowing contemplated by this Agreement do not and will not violate any Requirement of Law or any contractual obligation of Borrower and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any Requirement of Law or any contractual obligation, which violation or lien would have a material adverse effect on the business, assets, financial condition, operations, or prospects of Borrower.

     Section 3.5    Litigation

     There is not now pending against Borrower or any of its Subsidiaries, nor to the knowledge of the officers of Borrower or any of its Subsidiaries is there threatened, any litigation, investigation, or proceeding the outcome of which would, in any case or in the aggregate, materially and adversely affect the assets or financial condition of Borrower and any of its Subsidiaries, taken as a whole, or seriously affect their continued material operations, except as disclosed in public filings of Borrower pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, or as otherwise specifically disclosed to Lender in writing.

     Section 3.6    Consent or Filing

     No consent, approval, or authorization of, or registration, declaration, or filing with, any court, any governmental body or authority, or any other person or entity is required in connection with the valid execution, delivery, or performance of this Agreement or any document required by this Agreement or in connection with any of the transactions contemplated thereby, except for the possible consent of holders of a majority of Borrower's outstanding shares of Series A Special Distribution Stock.

     Section 3.7    Disclosure

     No representation or warranty made by Borrower in this Agreement, in any of the other Loan Documents, or in any other document furnished in connection herewith or therewith contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading with respect to any material fact. There is no fact known to the Borrower (and not known to Lender) that materially and adversely affects, or that in the future could reasonably be expected to materially and adversely affect, the business, assets, financial condition, operations, or prospects of Borrower.






6960WRE.4                             -5-

                              ARTICLE IV

                         CONDITIONS PRECEDENT

     The obligation of Lender to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent.

     Section 4.1    Correctness of Warranties

     All representations and warranties contained herein or otherwise made to Lender in connection herewith shall be true and correct in all material respects on the Closing Date.

     Section 4.2    Corporate Documents

     Lender shall have received true and correct copies, certified as to authenticity by an officer of Borrower, of the Restated Articles of Incorporation and the Bylaws of Borrower and any amendments thereto, a current Certificate of Good Standing from Borrower's state of incorporation and from any state in which the Borrower is qualified to do business, and such other certificates, documents, or instruments as may be reasonably requested by Lender. Lender hereby acknowledges that it has received sufficiently recent copies of all of the above.

     Section 4.3    Certificate of Resolutions and Incumbency

     The Board of Directors of Borrower shall have adopted resolutions authorizing the execution and delivery of all Loan Documents and the taking of all actions called for by this Agreement, and Borrower shall have furnished to Lender copies of such resolutions, certified by the Secretary or an Assistant Secretary.


                               ARTICLE V

                         BORROWER'S COVENANTS

     Borrower covenants and agrees that, until the Term Note, together with interest and all other indebtedness to Lender under the terms of this Agreement, are paid in full, unless specifically waived by Lender in writing:

     Section 5.1    Corporate Existence and Qualification

     Borrower shall do, or cause to be done, all things necessary to preserve, renew, and keep in full force and effect its corporate existence and the corporate existence of its wholly-owned Subsidiaries Corporate Securities Group, Inc., JW Charles Securities, Inc., and JW Charles Clearing Corp. (collectively, the "Principal Subsidiaries") and their respective rights, licenses, and permits; shall comply, and cause the Principal Subsidiaries to comply, with all material laws applicable to it, operate it and the Principal Subsidiaries' business in a proper manner and substantially as presently operated or proposed








6960WRE.4                             -6-
to be operated; and at all times shall maintain, preserve, and protect its franchises and trade names and preserve its property used or useful in the conduct of its or the Principal Subsidiaries' business, and keep the same in good repair, working order, and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 5.2    Financial Statements; SEC Reports

     Borrower shall keep its books of account in accordance with GAAP and shall furnish to Lender within 120 days after the close of its fiscal year a balance sheet as of the close of such year, and statements of income and retained earnings and statements of cash flows for such year. Such statements shall be consolidated statements of Borrower and its Subsidiaries and shall be audited and certified by Borrower's independent public accountants. Within 60 days after each fiscal quarter, Borrower shall furnish to Lender a balance sheet and income statement certified by the chief financial officer of Borrower. Borrower, with reasonable promptness, shall furnish to Lender such other data as Lender may reasonably request and will at all times and from time to time permit Lender by or through any of its officers, authorized agents, employees, attorneys, or accountants to inspect and make extracts from Borrower's books and records.

     Borrower shall also furnish Lender, within five (5) days of the filing or delivery described below, a copy of all reports on Forms 10-K, 10-Q, and 8-K, and of all proxy statements and annual or quarterly reports to shareholders, that Borrower files with (or is required to deliver to) the Securities and Exchange Commission pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, or regulations promulgated thereunder.

     Section 5.3    Taxes and Claims

     Borrower shall promptly pay and discharge and shall cause its Subsidiaries to promptly pay and discharge: (a) all taxes, assessments, and governmental charges upon or against Borrower, its Subsidiaries, or their assets, including payroll taxes, prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims, whether for labor, materials, supplies, services, or anything else that reasonably might or could, if unpaid, become a lien or charge upon the properties or assets of Borrower or its Subsidiaries unless and to the extent only that the same are transferred to bond, being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established.

     Section 5.4    Books and Records

     Borrower shall: (a) maintain at all times true and complete books, records, and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP; and (b) by means of appropriate quarterly entries reflected in its accounts and in all financial statements furnished pursuant to Section 5.2, establish




6960WRE.4                             -7-
proper liabilities and reserves for all taxes and proper reserves for depreciation, renewal and replacement, obsolescence, and amortization of its properties and bad debts, all in accordance with GAAP.

     Section 5.5    Inspection by Lender; Audits

     Borrower shall allow any authorized representative of Lender to visit and inspect any of the properties of Borrower and its Subsidiaries, to examine the books of account and other records and files of Borrower or any of its Subsidiaries, to make copies thereof and to discuss the affairs, business, finances, and accounts of Borrower or any of its Subsidiaries with its officers and employees, all at such reasonable times and as often as Lender may reasonably request.

     Section 5.6    Pay Indebtedness to Lender and Perform Other
                    Covenants

     Borrower shall make full and timely payments of the principal of and interest on the Term Note and all other indebtedness of Borrower to Lender hereunder, whether now existing or hereafter arising, and duly comply with all the terms and covenants contained in each of the instruments and documents given to Lender pursuant to this Agreement at the times and places and in the manner set forth herein.

     Section 5.7    Litigation

     Borrower will promptly notify Lender upon the commencement of any action, suit, claim, counterclaim, or proceeding against or investigation of Borrower or any of its Subsidiaries where the damage claim is in excess of $500,000 or where the litigation may materially and adversely affect the Borrower's or any of its Subsidiaries' business (except when the alleged liability is fully covered by insurance, excluding application of any standard deductible). If any such action, suit, claim, counterclaim, or proceeding (where the alleged liability is not so covered by insurance) involves an amount in excess of $1,000,000 or where the litigation may materially and adversely affect Borrower's or any of its Subsidiaries' business, Borrower shall also provide Lender, upon request, with an opinion of counsel concerning the litigation or investigation and the probable outcome thereof.

     Section 5.8    Defaults or Assessments

     Borrower shall promptly notify Lender in writing of: (a) any material assessment by any taxing authority for unpaid taxes as soon as Borrower has knowledge thereof and shall supply Lender with copies of all notices from the Internal Revenue Service or any other taxing authority with respect to any such matter; and (b) any alleged default by Borrower or any of its Subsidiaries in the performance of (or any material modification of) any of the terms or conditions contained in any agreement, mortgage, indenture, or instrument to which Borrower or any of its Subsidiaries is a party or which is binding upon Borrower, and of any default by Borrower in the payment of any of its indebtedness which default may, singly or in the aggregate, have a







6960WRE.4                             -8-
material adverse effect on the business, assets, financial condition, operations, or prospects of Borrower and its Subsidiaries taken as a whole.

     Section 5.9    Change of Name, Principal Place of Business, Etc.

     Borrower shall notify Lender immediately of any change in the name of Borrower, the principal place of business of Borrower, the office where the books and records of Borrower are kept, or any change in the registered agent of Borrower for the purpose of service of process.

     Section 5.10   Indebtedness

     Neither Borrower nor any of its Subsidiaries, without prior written consent of Lender, will create, incur, assume, or suffer to exist liability for, contingently or otherwise (including, without limitation, any guaranty of the indebtedness of another person), any indebtedness for borrowed money if Borrower's consolidated debt to equity ratio, determined in accordance with GAAP but after giving effect to such indebtedness and (whether or not in accordance with GAAP) treating any guaranty of the indebtedness of another person as an indebtedness of Borrower in the amount covered by such guaranty, shall be greater than 3 to 1, except that the following shall be permitted in any event and shall not be included in the calculation of the above debt to equity ratio:

     (a)  indebtedness of Borrower to Lender;

     (b) unsecured current liabilities incurred with trade creditors in the ordinary course of business other than those which are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments;

     (c) Money borrowed from banks or other financial institutions in the ordinary course of business and solely for the purpose of purchasing securities for the account of (i) any Subsidiary of Borrower that is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, or (ii) customer margin accounts of any such Subsidiary;

     (d) notes or similar written instruments executed in the ordinary course of business and solely for the purpose of providing fidelity bond insurance and insurance of customer accounts in excess of the coverage provided by the Securities Investor Protection Corporation (SIPC); and

     (e) purchase money mortgage obligations incurred in the ordinary course of business that do not exceed $1,000,000 in the aggregate of Borrower and its Subsidiaries, on a consolidated basis, at any time.


6960WRE.4                             -9-

                              ARTICLE VI

                           EVENTS OF DEFAULT

     The occurrence of any one of more of the following events is a Default hereunder and the continuance of any such Default beyond the period (if any) provided below within which such Defaults may be cured shall be an Event of Default hereunder:

     Section 6.1    Immediate Acceleration

     If:

          (a) Borrower or any Principal Subsidiary: (i) shall file a voluntary petition under Title 11 of the United States Code (the "Bankruptcy Act") for adjudication as a bankrupt; (ii) shall file an answer seeking reorganization or an arrangement under any bankruptcy or similar statute of the United States of America or any subdivision thereof or of any foreign jurisdiction in response to an involuntary petition; (iii) shall consent to the filing of a petition in any such bankruptcy or reorganization proceeding; (iv) shall consent to the appointment of a receiver or trustee or officer performing similar functions with respect to any substantial part of its property; (v) shall make a general assignment for the benefit of its creditors; or (vi) shall execute a consent to any other type of insolvency proceedings (under the Bankruptcy Act or otherwise) or any informal proceeding for the dissolution or liquidation (whether or not related to any bankruptcy or similar proceeding) of, or settlement of, claims against or winding up of affairs of, Borrower or any Principal Subsidiary; or

          (b) The appointment of a receiver or trustee or officer performing similar functions for Borrower or any Principal Subsidiary or for any of their respective assets, or the filing against Borrower or any Principal Subsidiary of a petition for adjudication as a bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States of America or of any state thereof or of any foreign jurisdiction, or the institution against Borrower or any Principal Subsidiary of any other type of insolvency proceeding (under the Bankruptcy Act or otherwise) or of any formal or informal proceeding for the dissolution or liquidation, settlement of claims against or winding up of affairs, of Borrower or any Principal Subsidiary, and the failure to have such appointment vacated or such petition or proceeding dismissed within sixty (60) days after such appointment, filing or institution;

THEN, immediately and without requirement of any notice, all principal and interest and any other charges then owing under the Term Note or otherwise hereunder shall forthwith mature and become due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived.


6960WRE.4                            -10-

     Section 6.2    Discretionary Acceleration

     In the case of:

          (a) Default by Borrower in the payment of any principal, interest, or other amount hereunder within five (5) business days after the same becomes due to Lender hereunder or under the Term Note and continuance thereof for five (5) business days after written notice to Borrower from Lender;

          (b) Default in the payment or performance of any other liability, obligation, or covenant of Borrower to Lender hereunder, and continuance thereof for fifteen (15) days after written notice to Borrower from Lender;

          (c) If, on or after the Closing Date, (i) for any reason (other than any act on the part of Lender) any Loan Document ceases to be in full force and effect in any material respect, or
     (ii) any party to any Loan Document (other than Lender) shall assert in writing that any such document or agreement has ceased to be in full force and effect and Lender shall have determined that such assertion constitutes an Event of Default;

          (d) Any representation, warranty, statement, certificate, or report made or furnished by Borrower to Lender proves to have been false or erroneous in any material respect at the time of the making thereof, or to have omitted any substantial liability or claim against Borrower, or if on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed therein, which change shall not have been disclosed to Lender at or prior to the time of such execution;

          (e) The rendition by any court of a final judgment against Borrower or any of its Subsidiaries in excess of $1,000,000 (exclusive of amounts covered by insurance for which coverage is not disputed) which shall not be satisfactorily stayed, discharged, vacated, or set aside within thirty (30) days of the making thereof, or the attachment of any property of Borrower in connection therewith and such property has not been released or provided for to the satisfaction of Lender within thirty (30) days after the making thereof;

          (f) The termination, for whatever reason, of Marshall T. Leeds as the Chief Executive Officer of Borrower; or

          (g) Marshall T. Leeds and Joel E. Marks, considered together, (i) not owning beneficially the single largest block of the Borrower's outstanding voting securities (excluding such securities owned beneficially Gilman CMG, Inc. or its Affiliates) and (ii) not having the legal right to cause the election of at least one-half (1/2) of the members of the Board of Directors of Borrower;


6960WRE.4                            -11-

THEN, upon the occurrence of any such Default, Lender, at its option,
(i) may terminate the Loan hereby granted by written notice to that effect to Borrower and may declare all principal and interest and any other charges then owing under the Term Note or otherwise hereunder to mature and be forthwith due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived, or (ii) may elect not to accelerate the Loan but instead to increase the interest rate under the Term Note up to the default rate of interest as provided in Section 2.3.

     Section 6.3    Waiver of Default

     Lender at any time may waive any Default or any Event of Default that shall have occurred and any of its consequences, in which case the parties hereto shall be restored to their former positions and rights and obligations hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon, and no such waiver shall be effective unless it is in a written document executed by a duly authorized officer of Lender.


                              ARTICLE VII

                         REMEDIES FOR DEFAULT

     Upon the occurrence of an Event of Default, Lender shall have the following remedies:

     Section 7.1    Action for Enforcement

     In case any one or more Events of Default shall occur and be continuing, Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement, or other provision contained herein, in the Term Note, or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Term Note or any other legal or equitable right or remedy.

     Section 7.2    Rights and Remedies Cumulative

     No right or remedy herein conferred upon Lender is intended to be exclusive of any other right or remedy contained herein, in the Term Note, or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute or otherwise.

     Section 7.3    Rights and Remedies Not Waived

     No course of dealing between Borrower and Lender or any failure or delay on the part of Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of








6960WRE.4                            -12-

Lender, and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.


                             ARTICLE VIII

                             MISCELLANEOUS

     Section 8.1    Notices

     All notices, consents, requests, and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) on the date delivered in person, (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, (c) on the date transmitted by telecopy, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or
(d) if sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery) such notices, requests, demands, and other communications shall be sent to a party at its address or telecopy number as follows, or as otherwise designated by the party by notice in accordance herewith:


     To Borrower:        JW Charles Financial Services, Inc.
                         1117 Perimeter Center West
                         Suite 500E
                         Atlanta, Georgia 30338
                         Attn: Joel E. Marks, Chief Financial Officer
                         Telecopy No.: (404) 394-2919

     with a copy to:     W. Randy Eaddy, Esq.
                         Kilpatrick & Cody
                         1100 Peachtree Street
                         Suite 2800
                         Atlanta, Georgia  30309-4530
                         Telecopy No.:  (404) 815-6555

     To Lender:          Gilman CMG, Inc.
                         111 West 50th Street
                         New York, New York
                         Attn:  John Faiella
                         Telecopy No.: (212) 582-7610



6960WRE.4                            -13-
     with a copy to:     Stephen Cropper, Esq.
                         Gilman Investment Company
                         111 West 50th Street
                         New York, New York
                         Telecopy No.: (212) 582-7610

     Section 8.2    Further Assurances

     At any time and from time to time, upon Lender's reasonable request and at the expense of Borrower, Borrower will promptly (and in any event within 15 days) execute and deliver any and all further instruments and documents and take such further action as Lender may deem reasonable to effect the purposes of this Agreement or any of the other Loan Documents.

     Section 8.3    Severability

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 8.4    Counterparts

     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Confirmation of execution by telecopied facsimile signature page shall be binding upon any party so confirming or telecopying.

     Section 8.5    Interpretation

     Each of the parties acknowledges that it has been represented by its own counsel in connection with the negotiation and execution of this Agreement and all of the other Loan Documents, and therefore no party shall, while this Agreement is effective or after its termination, claim or assert that any provisions of this Agreement or any of the other Loan Documents should be construed against the drafter of this Agreement or any of the other Loan Documents.

     Section 8.6    Conflict

     If the terms and provisions of any of the other Loan Documents should conflict with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall be interpreted as being paramount, superior, and controlling.


6960WRE.4                            -14-

     Section 8.7    Headings

     The headings of Articles, Sections, and Subsections of this Agreement are for convenience of reference only, and are not to be considered a part hereof, and do not limit or otherwise affect any of the terms hereof.

     Section 8.8    Jurisdiction and Venue

     Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action, or other legal proceeding arising out of or relating to this Agreement may, and to the extent permitted by that court shall, be brought in the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action, or proceeding; (c) waives any objection that it may have to the laying of venue of any such suit, action, or proceeding in any such court; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

     Section 8.9    Written Amendments, Etc. Only

     The provisions of this Agreement may be amended, supplemented, waived, or otherwise modified only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver, or modification is sought and making specific reference to this Agreement.

     Section 8.10   Governing Law; Benefit

     This Agreement and all rights hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York and the Federal law of the United States. In the event of a conflict between New York and Federal laws, the Federal law of the United States shall supersede and control. This Agreement shall bind and inure to the benefit of, and the terms "Borrower" and "Lender", respectively, as used in this Agreement shall include, the respective parties and their respective heirs, personal representatives, participants, successors, and assigns. However, Borrower may not assign its rights or delegate its obligations under this Agreement without the prior written consent of Lender. Lender may assign, in whole or in part, and issue participating interests in and to this Agreement, the Note, the Term Note, and the Loan Documents upon not less than 30 days' written notice to Borrower and upon delivery to Borrower of satisfactory assurances that any such action complies with applicable federal and state securities laws. No consent of Borrower to such assignment or participation shall be required (other than Borrower's satisfaction as to compliance with applicable securities laws), provided that Lender shall remain liable for the duties of Lender hereunder in the event any such assignee fails to perform as may be required hereunder. In such event, Borrower agrees to attorn to such assignee and to execute such estoppel certificates and consents thereto and other documentation as may be reasonably required to facilitate such assignment, provided such consents and documentation do not add to the obligations of Borrower and the costs of providing the same are paid by Lender.




6960WRE.4                            -15-

     Section 8.11   Enforcement Costs

     If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sale and use taxes, court costs, and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs, and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in that action or proceeding (collectively, "Expenses"), in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes, and all other charges properly billed by the attorney, subject to the "reasonable" condition provided above.

     Section 8.12   WAIVER OF JURY TRIAL

     THE PARTIES HERETO DO HEREBY MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BY OR BETWEEN THEM, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS, AND INTERVENOR'S CLAIMS, WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THE TRANSACTION TO WHICH THIS AGREEMENT RELATES.

     Section 8.13   Authorized Representatives of Lender

     Lender hereby confirms to Borrower that each of Stephen Cropper and John Faiella is duly authorized by Lender to act on its behalf in connection with the Loan and this Agreement, and Borrower shall be entitled to rely on actions taken by such persons acting on behalf of Lender, unless and until Lender shall provide Borrower written notification that one or more such persons is no longer so authorized.







6960WRE.4                            -16-

     IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed by their respective duly authorized officers.

                                       "Borrower"

                                        JW CHARLES FINANCIAL SERVICES,
                                           INC.
Attest:

                                        By: /s/ Marshall T. Leeds
                                          ----------------------------
Secretary or Assistant                    Marshall T. Leeds, President and
                                          Chief Executive Officer



                                       "Lender"

                                        GILMAN CMG, INC.
Attest:

--------------------------------        By: /s/ John Jaiella
                                           --------------------------
Secretary or Assistant                     Name: John Faiella
                                           Title: President







6960WRE.4





                                                             Exhibit A


                               TERM NOTE



U.S. $5,000,000                                           May 15, 1995
                                            Palm Beach County, Florida



     FOR VALUE RECEIVED, JW Charles Financial Services, Inc., a Florida corporation ("Maker"), hereby promises to pay to the order of Gilman CMG, Inc., a Delaware corporation ("Lender"), at its offices at 111 West 50th Street, New York, New York 10020 (or at such other place or places as Lender may designate in writing, from time to time), the principal sum of FIVE MILLION DOLLARS (U.S. $5,000,000), in lawful money of the United States of America, together with interest accruing thereon at the rate and times hereinafter provided, calculated on the daily principal balances from time to time outstanding. The loan represented by this Note is made pursuant and is subject to the terms and conditions of the Loan Agreement dated May 15, 1995 between Maker and Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     Maker promises to pay interest, calculated on the basis of a 365 or 366-day year, as applicable, for the actual number of days elapsed, on the daily principal balances from time to time outstanding at the rate of ten percent (10%) per annum. Accrued interest and $1,000,000 of the principal of this Note shall be due and payable on the first business day after the date hereof, and thereafter accrued interest and installments of the remaining principal (each in the amount of $250,000) shall be due and payable on the 15th day of each July, October, January, and April beginning July 15, 1995, and continuing thereafter until April 15, 1999, at which time all accrued and unpaid interest, together with the entire principal amount then outstanding hereunder, shall be due and payable in full.

     A late charge equal to three percent (3%) of any installment of interest or principal that is not paid within fifteen (15) days of the date when the same becomes due and payable must be included with any such late payment. At any time or times during which an Event of Default shall then exist or upon the maturity of this Note, Lender shall be entitled to declare that the interest rate under this Note shall be equal to the maximum rate of interest permitted by applicable law (the "Default Rate of Interest").

     Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Maker to pay interest at a greater rate than is now lawful to contract for in such case, or to make any payment, or to do any act, contrary to applicable law. Should any interest or other charges paid by Maker result in the computation or earning of interest in excess of the maximum rate of interest that is legally permitted under applicable law, then any and






6960WRE.4
all such excess shall be and the same is hereby waived by Lender, and any and all such excess shall be automatically credited against and in reduction of the principal balance due under this indebtedness (and treated as a prepayment of principal), and any portion of said excess that exceeds the principal balance due under this indebtedness shall be repaid by Lender to Maker.

     In the event of the continuation of any default in the payment of any interest or principal under this Note for a period of five (5) business days after such payment becomes due, which default shall continue for a period of five (5) business days after written notice thereof from Lender, Lender may elect to declare and may declare the entire unpaid principal amount outstanding hereunder, together with interest accrued thereon, immediately due and payable or may increase the interest rate under this Note up to the Default Rate of Interest.

     Maker hereby waives demand, presentment, notice of non-payment, dishonor, and protest.

     Maker may prepay the principal amount of this Note in whole or in part at any time, and from time to time, without penalty or premium, and, from and after any such prepayment in part, interest shall be calculated on the resulting reduced principal balance. In the event of a partial prepayment of principal, the amount so paid shall be applied to reduce on a dollar-for-dollar basis the amount of the next succeeding installment or installments of principal otherwise due hereunder, unless another application is otherwise specified by Borrower; provided, however, that accrued interest calculated on the reduced principal balance shall continue to be due and payable, until the entire principal of this Note is paid in full, on the dates provided above whether or not any installment of principal is required to be paid on such date as a result the application of a partial prepayment of principal.

     In case this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorney's fees, shall be paid by Maker.

     Time is of the essence.

     Lender shall not be deemed to waive any of its rights, unless such waiver be in writing and signed by Lender. No delay or omission by Lender in exercising any of its rights shall operate as a waiver of such rights, and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

     The provisions of this Note and the Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York and the Federal law of the United States. In the event of conflict between New York and Federal laws, the Federal law shall supersede and control. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.





6960WRE.4

     This Note may not be amended or modified, nor shall any waiver of any provisions hereof be effective, except by an instrument in writing executed by the holder of this Note. Maker has executed this Note as principal and not as surety or accommodation party.

     The word "Lender" as used herein shall include transferees, successors, and assigns of Lender, and all rights of Lender hereunder shall inure to the benefit of its transferees, successors, and assigns. All obligations of Maker shall bind its legal representatives, successors, and assigns.

     MAKER, BY EXECUTION HEREOF, AND LENDER, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BY OR BETWEEN THEM, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS, AND INTERVENOR'S CLAIMS, WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.

                                        "Maker"

                              JW CHARLES FINANCIAL SERVICES, INC.

(Corporate Seal)

                              By: /s/ Marshall T. Leeds
                                 ---------------------------------
                                    Marshall T. Leeds
                                    President and Chief Executive
Officer


STATE OF FLORIDA

COUNTY OF PALM BEACH

     SWORN TO AND SUBSCRIBED before me this 15th day of May, 1995, by Marshall T. Leeds, as President and Chief Executive Officer of JW
Charles Financial Services, Inc., a Florida corporation, on behalf of the corporation.


                              __________________________________
                              Notary Public



My Commission Expires:






6960WRE.4